Exhibit (h)(2)-e

AMENDMENT TO

STEWARD FUNDS, INC.

MASTER SERVICES AGREEMENT

AMENDMENT (“Amendment”) made as of February 14, 2017, by and among Capstone Series Fund, Inc. (“Capstone”), Steward Funds Inc. (“Steward”, together with Capstone, the “Client”), and Citi Fund Services Ohio, Inc. (“Service Provider”, and with the Client, the “Parties”), to that certain Master Services Agreement, dated May 24, 2004, between Steward and Service Provider (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, on February 14, 2017, Steward acquired certain Capstone Funds, pursuant to an Agreement and Plan of Reorganization dated December 6, 2016;

WHEREAS, Capstone and the Service Provider wish to terminate the Capstone Series Fund, Inc. Master Services Agreement dated May 24, 2004, as amended, between Capstone and the Service Provider; and

WHEREAS, the Parties wish to amend Schedule A of the Agreement to include certain Funds;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Consent to the Transaction. Client hereby consents to the Transaction.

2.        Termination of Capstone Series Fund, Inc. Master Services Agreement.

Capstone and Service Provider hereby agree to terminate the Master Services Agreement dated May 24, 2004, as amended, between Capstone and Service Provider, effective December 7, 2016.

3.	Schedule A.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following Schedule A attached hereto as Exhibit 1.

4.	Representations and Warranties.

(a)        The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

(b)       Service Provider represents that it has full power and authority to enter into and perform this Amendment.

5.       Miscellaneous.

(a)       This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)       Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)       Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)       This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CAPSTONE SERIES FUND, INC.

By: ________________________________

Name: Michael L. Kern, III, CFA

Title: President & Treasurer

Date: February 14, 2017

STEWARD FUNDS, INC.

By: ________________________________

Name: Michael L. Kern, III, CFA

Title: President & Treasurer

Date: February 14, 2017

CITI FUND SERVICES OHIO, INC.

By: ________________________________

Name: ______________________________

Title: _______________________________

Date: _______________________________

Exhibit 1

Schedule A to the Master Services Agreement between Citi Fund Services Ohio, Inc. and Steward Funds, Inc.

This Schedule A shall be effective as of February 14, 2017

FUND(S)

STEWARD LARGE CAP ENHANCED INDEX FUND

STEWARD INTERNATIONAL ENHANCED INDEX FUND

STEWARD SELECT BOND FUND

STEWARD GLOBAL EQUITY INCOME FUND

STEWARD SMALL-MID CAP ENHANCED INDEX FUND

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